Exhibit 99.1

For Immediate Release

Tivic Acquires Ready-to-Scale cGMP Manufacturing and Development Assets to Accelerate Commercialization of Entolimod; Tivic Growth Backed By $90M+ Financing Package

•	Acquisition creates additional near-term revenue opportunities from newly formed Contract Development and Manufacturing Organization (CDMO) subsidiary, Velocity Bioworks™

•	Financing led by 3i, LP includes $16M debt financing for the purchase of assets and up to $75M in preferred convertible equity available for therapeutics commercialization and corporate growth initiatives

FREMONT, Calif. and SAN ANTONIO – December 11, 2025– Tivic Health® Systems, Inc. (Nasdaq: TIVC), a diversified therapeutics company, today announced it has acquired the strategic manufacturing and development assets of Scorpius Holdings, Inc. and is launching Velocity Bioworks™, a wholly owned subsidiary of Tivic, to provide contract development and manufacturing services to Tivic and other companies.

Strategic advantages of this acquisition and the formation of Velocity Bioworks include:

•	Secures a robust US-based manufacturing site for Tivic’s lead drug candidate Entolimod™ as the company moves towards a Biologics License Application (BLA) with the U.S. Food & Drug Administration.

•	Strengthens our position to increase speed of development for other Entolimod and Entolasta indications in the pipeline, including neutropenia and advanced cancer treatments.

•	Creates new revenue opportunities for Tivic via Velocity Bioworks’ ability to serve other biotech companies. Under Tivic’s leadership, Velocity Bioworks will focus on speed, value and high-quality production of cellular and biologic therapies.

In Q3, Tivic successfully validated the Entolimod™ cell line in the same site that is now Velocity Bioworks. This represented a major manufacturing milestone for Tivic by advancing the company along the path to cGMP, a prerequisite to commercialization.

“Tivic has entered a new era. With the licensing earlier this year of a Phase III biologic asset and our strategic expansion into biologics, the next logical step is bringing development and manufacturing capabilities in-house. This allows us to lower development costs and eliminate long wait times often associated with outsourcing. It also unlocks the potential for meaningful revenue through the launch of Velocity Bioworks—our new CDMO built for fast, high-quality biologic production that can serve both us and third-party biotech companies. More importantly, it positions Entolimod™ for rapid advancement toward a BLA and accelerates development across our oncology portfolio,

” stated Jennifer Ernst, Tivic CEO.

Transaction Summary

Financing is led by 3i, LP and includes:

•	$16M debt financing for the purchase of assets, including equipment and facilities improvements
•	Up to $75M in preferred convertible equity, including $18M in two near-term tranches with the remainder available to the company at its discretion subject to certain conditions

In addition, an affiliate of 3i, LP is expected to provide the company with a $50M equity line of credit to further enhance access to growth capital.

For further information, please refer to Tivic’s current report on Form 8-K, which will be available on the Securities and Exchange Commission’s website at www.sec.gov.

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Inducement Grants under Nasdaq Listing Rule 5635(c)(4)

As a material inducement to the hiring of an aggregate of 45 new employees in connection with the company’s acquisition of the Scorpius assets, on December 9, 2025, Tivic agreed to grant such employees options to purchase an aggregate of 54,000 shares of Tivic common stock, which options have an exercise price of $2.33, expire ten years from the date of grant, and shall vest over four years, with one fourth of the options vesting on the one-year anniversary of the date of grant and the remaining options vesting in 12 equal quarterly installments thereafter until fully vested. The vesting of options will be subject to the recipients’ continuous service with the company through each applicable vesting date.

The foregoing option grants were unanimously approved by the compensation committee of Tivic’s board of directors, and such grants were inducements material to the recipients entering into employment with Tivic, in accordance with Nasdaq Listing Rule 5635(c)(4). The foregoing option grants were made outside of Tivic’s Amended and Restated 2021 Equity Incentive Plan or any other equity incentive plan of the company.

About Tivic Health Systems, Inc.

Tivic’s mission is to harness the immune system to improve clinical outcomes and save lives.

Tivic’s biologics compounds activate an innate immune pathway to prevent cell death in the bone marrow and epithelial tissues across systems impacted by radiation and age. The company’s lead drug candidate, Entolimod™ for acute radiation syndrome, is a novel TLR5 agonist that has been granted Fast Track and Orphan Drug designations and is in late-stage development. The company also holds rights to Entolimod for the treatment of neutropenia and to Entolasta, an immunologically optimized variant of Entolimod for chronic applications.

Velocity Bioworks will offer integrated contract development and manufacturing services at its purpose-built, state-of-the-art facility in San Antonio. Velocity Bioworks focuses on rapidly advancing biologic programs to the clinic and will offer a broad array of analytical testing, process development, and manufacturing services. Velocity Bioworks is committed to transparent, high-quality collaborations with innovative pharmaceutical and biotech companies.

To learn more about Tivic visit: https://www.tivichealth.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health Systems Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate, including as a result of interactions with and guidance from the FDA and other regulatory authorities; changes to the company’s relationship with the its partners; timing and success of clinical trials and study results; the failure to obtain FDA or similar clearances or approvals and noncompliance with FDA or similar regulations; the company’s future development of Entolimod and Entolasta; changes to the company’s business strategy; regulatory requirements and pathways for approval; the company’s ability to successfully commercialize its product candidates in the future; the company’s ability to successfully generate revenue opportunities via its new CDMO business; the potential opportunities that may be available to the company and its product candidates in the future; the company’s need for, and ability to secure when needed, additional working capital; the company’s ability to maintain its Nasdaq listing; and changes in tariffs, inflation, legal, regulatory, political and economic risks. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of risks and uncertainties relevant to the company, and other important factors, see Tivic Health’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 21, 2025, under the heading “Risk Factors,” as well as the company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required by applicable law.

Investor Contact:

Hanover International, Inc.

ir@tivichealth.com

Media Contact:

DJ Freyman

DJ@FastrackPR.com